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                                                                     EXHIBIT 8.2

            [LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]


                                                               FEBRUARY 10, 2003


ENDURANCE SPECIALTY HOLDINGS LTD.
CROWN HOUSE
4 PAR-LA-VILLE ROAD
HAMILTON HM 08, BERMUDA

LADIES AND GENTLEMEN:

        WE HAVE ACTED AS COUNSEL TO ENDURANCE SPECIALTY HOLDINGS LTD. ("ENDURANCE HOLDINGS") IN CONNECTION WITH (I) ENDURANCE HOLDINGS' ANTICIPATED INITIAL PUBLIC OFFERING OF ITS ORDINARY SHARES ("ORDINARY SHARES") AND (II) THE PREPARATION AND FILING OF ENDURANCE HOLDINGS' REGISTRATION STATEMENT ON FORM S-1 (THE "REGISTRATION STATEMENT") FILED ON THE DATE HEREOF WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"). IN CONNECTION THEREWITH, YOU HAVE ASKED US TO ADDRESS THE MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS RELATING TO ENDURANCE HOLDINGS AND ITS DIRECT AND INDIRECT SUBSIDIARIES, ENDURANCE SPECIALTY INSURANCE LTD. ("ENDURANCE BERMUDA"), ENDURANCE WORLDWIDE HOLDINGS LIMITED ("HOLDINGS UK"), ENDURANCE WORLDWIDE INSURANCE LIMITED ("ENDURANCE UK" AND, TOGETHER WITH ENDURANCE HOLDINGS, ENDURANCE BERMUDA AND HOLDINGS UK, COLLECTIVELY THE "NON-US COMPANIES"), ENDURANCE U.S. HOLDINGS CORP. ("HOLDINGS US") AND ENDURANCE REINSURANCE CORPORATION OF AMERICA ("ENDURANCE US" AND, TOGETHER WITH HOLDINGS US AND THE NON-US COMPANIES, COLLECTIVELY THE "COMPANIES") AND THE OWNERSHIP OF YOUR ORDINARY SHARES BY INVESTORS WHO ACQUIRE SUCH SHARES IN THE OFFERING. MORE PARTICULARLY, YOU HAVE REQUESTED OUR OPINION REGARDING THE DISCUSSION OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS UNDER THE HEADING "MATERIAL TAX CONSIDERATIONS - CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS" IN THE REGISTRATION STATEMENT AND CERTAIN MATTERS EXPRESSLY SET FORTH IN SUCH DISCUSSION RELATING TO "CONTROLLED FOREIGN CORPORATION" ("CFC") AND "PASSIVE FOREIGN INVESTMENT COMPANY" ("PFIC") ISSUES.

        IN RENDERING OUR OPINION, WE HAVE EXAMINED AND, WITH THE CONSENT OF ENDURANCE HOLDINGS, RELIED UPON THE ACCURACY AND COMPLETENESS OF THE FACTS, INFORMATION, COVENANTS AND REPRESENTATIONS CONTAINED IN ORIGINALS OR COPIES, CERTIFIED OR OTHERWISE IDENTIFIED TO OUR SATISFACTION, OF THE REGISTRATION STATEMENT, THE BYE-LAWS


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FEBRUARY 10, 2003


OF EACH OF THE NON-US COMPANIES AND SUCH OTHER DOCUMENTS AND MATERIALS AS WE HAVE DEEMED NECESSARY OR APPROPRIATE AS A BASIS FOR OUR OPINION. IN ADDITION, WE HAVE RELIED UPON CERTAIN (I) STATEMENTS, REPRESENTATIONS AND COVENANTS MADE BY OFFICERS OF ENDURANCE HOLDINGS AND (II) INFORMATION MADE AVAILABLE TO US PURSUANT TO EXECUTED CONFIDENTIALITY AGREEMENTS RELATING TO THE OWNERSHIP OF ENDURANCE HOLDINGS' ORDINARY SHARES AND THE OWNERSHIP INTERESTS OF PERSONS IN CERTAIN OF THE SHAREHOLDERS OF ENDURANCE HOLDINGS (THE "SHAREHOLDER INFORMATION"). WE HAVE ASSUMED THAT SUCH STATEMENTS, REPRESENTATIONS, COVENANTS AND SHAREHOLDER INFORMATION ARE AND WILL CONTINUE TO BE TRUE WITHOUT REGARD TO ANY QUALIFICATION AS TO KNOWLEDGE OR BELIEF.

        IN RENDERING OUR OPINION, WE HAVE ASSUMED THAT (I) EACH OF THE NON-US COMPANIES WILL COMPLY WITH THE PROVISIONS OF THEIR RESPECTIVE BYE-LAWS AND (II) THE REGISTRATION STATEMENT, THE BYE-LAWS OF EACH OF THE NON-US COMPANIES AND SUCH OTHER DOCUMENTS AND MATERIALS AS WE HAVE CONSIDERED REFLECT ALL THE MATERIAL FACTS RELATING TO THE COMPANIES AND THEIR OPERATIONS. OUR OPINION IS CONDITIONED UPON, AMONG OTHER THINGS, THE INITIAL AND CONTINUING ACCURACY AND COMPLETENESS OF (I) THE FACTS, INFORMATION, COVENANTS AND REPRESENTATIONS MADE BY THE COMPANIES AND (II) THE SHAREHOLDER INFORMATION. ANY CHANGE, INACCURACY OR MATERIAL OMISSION IN THE FOREGOING COULD AFFECT OUR CONCLUSIONS STATED HEREIN.

        WE HAVE ALSO ASSUMED THE GENUINENESS OF ALL SIGNATURES, THE LEGAL CAPACITY OF ALL NATURAL PERSONS, THE AUTHENTICITY OF ALL DOCUMENTS SUBMITTED TO US AS ORIGINALS, THE CONFORMITY TO ORIGINAL DOCUMENTS OF ALL DOCUMENTS SUBMITTED TO US AS CERTIFIED OR PHOTOSTATIC COPIES AND THE AUTHENTICITY OF THE ORIGINALS OF SUCH DOCUMENTS.

        IN RENDERING OUR OPINION, WE HAVE RELIED UPON THE APPLICABLE PROVISIONS OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), TREASURY REGULATIONS PROMULGATED THEREUNDER BY THE U.S. DEPARTMENT OF TREASURY (THE "REGULATIONS"), PERTINENT JUDICIAL AUTHORITIES, RULINGS OF THE INTERNAL REVENUE SERVICE (THE "IRS"), AND SUCH OTHER AUTHORITIES AS WE HAVE CONSIDERED RELEVANT, IN EACH CASE AS IN EFFECT ON THE DATE HEREOF. IT SHOULD BE NOTED THAT SUCH CODE, REGULATIONS, JUDICIAL DECISIONS, ADMINISTRATIVE INTERPRETATIONS AND OTHER AUTHORITIES ARE SUBJECT TO CHANGE AT ANY TIME, PERHAPS WITH RETROACTIVE EFFECT. A MATERIAL CHANGE IN ANY OF THE MATERIALS OR AUTHORITIES UPON WHICH OUR OPINION IS BASED COULD AFFECT OUR CONCLUSIONS STATED HEREIN.

        BASED UPON THE FOREGOING AND SUBJECT TO THE QUALIFICATIONS SET FORTH HEREIN, WE ARE OF THE OPINION THAT UNDER CURRENT U.S. FEDERAL INCOME TAX LAW:


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FEBRUARY 10, 2003



        1. PRIOR TO THE INITIAL PUBLIC OFFERING OF ORDINARY SHARES OF ENDURANCE HOLDINGS, EACH OF THE NON-US COMPANIES WILL BE CONSIDERED A CFC FOR PURPOSES OF
SECTION 957(b) OF THE CODE.

        2. NO U.S. PERSON (AS DEFINED IN SECTION 7701(a)(30) OF THE CODE) THAT OWNS SHARES OF STOCK IN ENDURANCE HOLDINGS EITHER DIRECTLY OR INDIRECTLY THROUGH FOREIGN ENTITIES (AS DESCRIBED IN SECTION 958(a) OF THE CODE) SHOULD BE SUBJECT TO TREATMENT AS A "U.S. SHAREHOLDER" (AS DEFINED IN SECTION 951(b) OF THE CODE) OF A CFC WITH RESPECT TO ANY OF THE NON-US COMPANIES.

        3. NONE OF ENDURANCE HOLDINGS, ENDURANCE BERMUDA, HOLDINGS UK OR ENDURANCE UK SHOULD BE CONSIDERED A PFIC AS DEFINED IN SECTION 1297 OF THE CODE.

        4. THE DISCUSSION SET FORTH IN THE REGISTRATION STATEMENT UNDER THE HEADING "MATERIAL TAX CONSIDERATIONS - CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS" CONSTITUTES, IN ALL MATERIAL RESPECTS, A FAIR AND ACCURATE SUMMARY OF THE U.S. FEDERAL INCOME TAX CONSIDERATIONS RELATING TO THE COMPANIES AND THE OWNERSHIP OF ENDURANCE HOLDINGS' ORDINARY SHARES BY INVESTORS WHO ACQUIRE SUCH SHARES IN THE OFFERING.

        THIS OPINION IS BEING FURNISHED IN CONNECTION WITH THE REGISTRATION STATEMENT. THIS OPINION IS EXPRESSED AS OF THE DATE HEREOF, AND WE DISCLAIM ANY UNDERTAKING TO ADVISE YOU OF ANY SUBSEQUENT CHANGES OF THE FACTS STATED OR ASSUMED HEREIN OR ANY SUBSEQUENT CHANGES IN APPLICABLE LAW. THIS OPINION IS FOR YOUR BENEFIT AND IS NOT TO BE USED, CIRCULATED, QUOTED OR OTHERWISE REFERRED TO FOR ANY PURPOSE, EXCEPT THAT YOU MAY REFER TO THIS OPINION IN THE REGISTRATION STATEMENT. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN ORDINARY SHARES OF ENDURANCE HOLDINGS, INCLUDING THE EFFECT AND THE APPLICABILITY OF STATE, LOCAL OR FOREIGN TAX LAWS. ANY VARIATION OR DIFFERENCE IN ANY FACT FROM THOSE SET FORTH OR ASSUMED EITHER HEREIN OR IN THE REGISTRATION STATEMENT MAY AFFECT THE CONCLUSIONS STATED HEREIN. IN ADDITION, THERE CAN BE NO ASSURANCE THAT THE IRS WILL NOT ASSERT CONTRARY POSITIONS.

        IN ACCORDANCE WITH THE REQUIREMENTS OF ITEM 601(b)(23) OF REGULATION S-K UNDER THE SECURITIES ACT, WE HEREBY CONSENT TO THE FILING OF THIS OPINION AS AN EXHIBIT TO THE REGISTRATION STATEMENT. IN GIVING THIS CONSENT, WE DO NOT ADMIT THAT WE COME WITHIN THE CATEGORY OF PERSONS WHOSE CONSENT IS REQUIRED UNDER
SECTION 7 OF THE SECURITIES ACT OR THE RULES AND REGULATIONS OF THE COMMISSION THEREUNDER.


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FEBRUARY 10, 2003








                                VERY TRULY YOURS,


                                /s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP